                                                                    EXHIBIT 99.6

================================================================================


                     DATED THE 28th DAY OF SEPTEMBER 2000
                     ------------------------------------



                                NAMBLE LIMITED



                                      and



                         POWERVOTE TECHNOLOGY LIMITED



                  ___________________________________________

                                   AGREEMENT
                    for the sale and purchase of shares in
                    China Internet Global Alliance Limited
                  ___________________________________________

================================================================================

THIS AGREEMENT is made on the    day of September 2000.


BETWEEN :-

1. NAMBLE LIMITED, a company incorporated in the British Virgin Islands, whose registered office is situate at P.O. Box 71, Craigmuir Chambers, Road Town, Tortola, the British Virgin Islands (the "Vendor"); and

2. POWERVOTE TECHNOLOGY LIMITED, a company incorporated in the British Virgin Islands whose place of business is at 7th Floor, Paul Y. Centre, 51 Hung To Road, Kwun Tong, Kowloon, Hong Kong (the "Purchaser").



WHEREAS :-

(A) China Internet Global Alliance Limited ("the Company") is a public company incorporated under the laws of Hong Kong and has an authorised share capital of HK$800,000,000 divided into 8,000,000,000 shares of HK$0.10 each, 4,609,789,420 of which have been issued and are fully paid or credited as fully paid. The whole of the issued share capital of the Company is listed on The Stock Exchange of Hong Kong Limited ("the Stock Exchange").

(B) The Vendor owns 298,631,575 shares of the Company equivalent to approximately 6.48% of the entire issued share capital of the Company.

(C) The Vendor has agreed to sell to the Purchaser an aggregate of 271,800,000 shares of the Company ("the Sale Shares") upon the terms and conditions set out herein.

(D) The Purchaser has agreed to purchase the Sale Shares in reliance upon the representations, undertakings and warranties in this Agreement and otherwise in accordance with the terms and subject to the conditions set out in this Agreement.

(E) The Purchaser is a private company the entire issued share capital of which is beneficially owned by Hanny Holdings Limited ("Hanny"). Hanny is a public company listed on the Stock Exchange.

(F) By an agreement dated 26th September 2000 between Mr. Oei Hong Leong as the vendor guarantor ("Mr. Oei"), Chip Lian Investments (HK) Limited, Calisan Developments Limited and Sanion Enterprises Limited collectively as the vendor ("Oei's Co") and the Purchaser as the purchaser and a supplemental agreement dated 28th September 2000 (collectively "the Hanny Agreement") between the same parties, Mr. Oei has agreed to procure Oei's Co to sell to the Purchaser 532,600,000 shares of the Company ("Hanny's Shares"). By an agreement dated 28th September 2000 ("Paul Y. Agreement") between Mr. Oei as the vendor guarantor and Oei's Co as the vendor and Great Decision Limited as the purchaser ("Paul Y. Sub."), Mr. Oei has agreed to procure Oei's Co to sell to Paul Y. Sub. 804,400,000 shares of the Company ("Paul Y's Shares").

(G) Pinkett Limited ("Pinkett"), a company incorporated in Hong Kong, presently owns 135,126,250 shares of the Company.

AND NOW IT IS HEREBY AGREED as follows :-

1.   CONDITIONS PRECEDENT AND THE SALE AND PURCHASE
     ----------------------------------------------

1.1 Completion of this Agreement shall be conditional upon (i) clearance from the Securities and Futures Commission that a general offer will not be required to be made by the Purchaser or Paul Y. Sub. in respect of all the shares of the Company apart from the Sale Shares, Hanny's Shares and Paul Y's Shares; and (ii) The Stock Exchange of Hong Kong Limited (the "Stock Exchange") not having notified the Company that its listing will or may be withdrawn at, on or as a result of completion of this Agreement, the Hanny Agreement or the Paul Y. Agreement save for the reason that there will be insufficient public interests or holding of the shares of the Company under Chapter 8 of the Rules Governing the Listing of Securities on the Stock Exchange (the "Listing Rules"). Forthwith upon the condition referred to in this Clause 1.1(i) being satisfied, the Purchaser shall notify the Vendor of the same and supply a copy of such clearance to the Vendor.

1.2 In the event of the said conditions in Clause 1.1 not being satisfied by 25th October 2000 or such other date as the parties may agree, then the provisions of this Agreement shall forthwith terminate and cease to be of effect and save as aforesaid no party hereto shall have any further liability under or pursuant to the provisions of this Agreement provided that such termination shall be without prejudice to the rights of the parties hereto in respect of this Agreement occurring prior to such termination.

1.3 On and subject to the terms and conditions contained in this Agreement, the Vendor hereby agrees to sell as beneficial owner to the Purchaser and the Purchaser, relying on the representations, warranties and undertakings made and given by the Vendor under this Agreement, agrees to purchase from the Vendor the Sale Shares free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto and all dividends and distributions declared, paid or made in respect thereof after the date hereof.

1.4 Subject to satisfaction of conditions set out in Clause 1.1 and the Purchaser discharging its obligation under Clause 1.1, the Vendor shall, and will procure that Pinkett will, engage a placing agent to place down the remaining 26,831,575 and 135,126,250 shares of the Company held by the Vendor and Pinkett respectively to independent third parties on or prior to the Completion Date or such other date as permitted by the Securities and Futures Commission.


2.   PURCHASE CONSIDERATION
     ----------------------

2.1 The purchase consideration for the sale of the Sale Shares as mentioned above shall be HK$217,440,000 representing HK$0.80 per Sale Share.

2.2 The Purchaser shall, upon signing of this Agreement, pay a deposit of HK$21,744,000 ("the Deposit") to Hutchison International Limited as refundable deposit. In the event that any of the conditions precedent shall not be satisfied on or before 25th October 2000, or such other date as the parties may agree, the Purchaser may by notice in writing rescind this Agreement and the Deposit shall be refunded to the Purchaser together with all interest accrued thereon whereby this Agreement shall terminate and no parties shall have any liability towards each other. In the event that the said conditions in Clause 1.1 have been satisfied and the Purchaser cannot or does not for any reason complete this transaction, the Deposit (together with all interest accrued thereon) shall be forfeited by the Vendor absolutely without prejudice to any further claim or remedy which the Vendor may have against the Purchaser.


3.   COMPLETION
     ----------

3.1 Completion of the sale and purchase of the Sale Shares shall take place on or before the fourth business day (being a day other Saturday in which the banks in Hong Kong are open for business) after the conditions set out in Clause 1.1 have been fulfilled or such other date as the parties hereto may mutually agree in writing provided that on completion date the conditions set out in Clause 1.1 shall remain to have been fulfilled ("the Completion Date").

3.2 Completion of the sale and purchase of the Sale Shares shall take place on 22/F, Hutchison House, 10 Harcourt Road, Hong Kong or elsewhere as may be mutually agreed in writing by the parties hereto when the following business will be simultaneously transacted:-

     (a)  The Purchaser shall deliver to the Vendor:-

          (i) banker's draft made payable to the Vendor or as it may direct for HK$86,976,000 which together with the Deposit will represent 50% of the purchase consideration of the Sale Shares;

          (ii) a promissory note bearing interest at the rate of 7.5% per annum in respect of HK$108,720,000 being the balance of the purchase consideration of the Sale Shares to be repaid at the end of a six months period and on other terms to be approved by the Vendor (the "Promissory Note") issued in favour of the Vendor or as it may direct duly executed by the Purchaser;

          (iii) an equitable charge over the Sale Shares made in favour of the Vendor in a form to be agreed by the Vendor securing the Purchaser's obligations under the Promissory Note duly executed by the Purchaser; and

          (iv) a deed of guarantee made in favour of the Vendor in a form to be agreed by the Vendor ("Guarantee") duly executed by Hanny whereby the obligations of the Purchaser under the Promissory
                 Note is guaranteed.

     (b) The Vendor shall deliver to the Purchaser or its nominee(s) the following:-

          (i) sold note(s) (if any, in so far as relevant) and instrument(s) of transfer in favour of the Purchaser and/or its nominee(s) in respect of the Sale Shares;

          (ii) original certificates in respect of the Sale Shares (or confirmation by the Central Clearing and Settlement System established and operated by Hong Kong Securities Clearing Company Limited);

          (iii) a banker's draft drawn in favour of the Hong Kong SAR Government for half share of the estimated ad valorem stamp duty payable under the

                 Stamp Duty Ordinance in respect of the Sale Shares and instrument(s) of transfer in respect of the Sale Shares; and

          (iv) such other documents as may be reasonably required by the Purchaser to give a good and effective transfer of title to the Sale Shares to the Purchaser and/or its nominee(s) and to enable it/them to become the registered holder(s) thereof.

     (c)  The Purchaser will:-

          (i) produce for inspection by the Vendor (if and in so far as relevant) the bought notes in respect of the Sale Shares duly executed by the Purchaser and/or its nominee(s) in compliance with the Stamp Duty Ordinance; and

          (ii) procure forthwith (if and in so far as relevant) the stamping of the bought and sold notes and the instrument(s) of transfer in respect of the Sale Shares in accordance with the Stamp Duty Ordinance, and as soon as practicable thereafter present the said instrument(s) of transfer together with the share certificates in respect of the Sale Shares to the Company for registration of the transfer at the cost of the Purchaser.

3.3 The transactions described in Clause 3.2 (other than 3.2 (c) (ii)) shall take place at the same time so that in default of the performance of any such transactions the other party shall not be obliged to complete the sale and purchase aforesaid (without prejudice to any further legal remedies).

3.4 The Vendor undertakes to the Purchaser on demand to pay to the Purchaser or as it may direct an amount equal to 50% of the amount by which the ad valorem stamp duty assessed by the Commissioner of Stamp Duty on the sale and purchase of the Sale Shares exceeds that estimated for the purpose of Clause 3.2 (b) (iii).


4.   REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS
     --------------------------------------------

     The Vendor represents and warrants to and undertakes with the Purchaser that the Sale Shares are fully paid up and free from all lien, charge, encumbrance, rights of pre-emption or other equities or third party rights of any nature whatsoever on, over or affecting any of the Sale Shares and no claim has been made by any person to be entitled to any of the foregoing.


5.   SEVERABILITY
     ------------

     If at any time any one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired.


6.   ENTIRE AGREEMENT
     ----------------

     This Agreement constitutes the entire agreement and understanding between the parties in connection with the subject-matter of this Agreement and supersedes all previous proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and neither party has relied on any such proposals, representations, warranties, agreements or undertakings.


7.   TIME
     ----

     Time shall be of the essence of this Agreement.


8.   CONFIDENTIALITY
     ---------------

8.1 As soon as practicable after the signing of this Agreement the parties shall cause a press announcement in such term and of such contents as approved by the parties hereto relating to this Agreement be made.

8.2 Save as aforesaid and such disclosure as may be required by the Stock Exchange, the Securities & Futures Commission or the Committee on Takeovers and Mergers or as may be required to comply with The Code on Takeovers & Mergers, neither of the parties hereto shall make, and the Vendor (up to the Completion Date) and the Purchaser (from the Completion Date) shall procure that the Company will not make any announcement or release or disclose any information concerning this Agreement or the transactions herein referred to or disclose the identity of the other party (save disclosure to their respective professional advisers under a duty of confidentiality) without the prior written consent of the other party.


9.   ASSIGNMENT
     ----------

     This Agreement shall be binding on and shall enure for the benefits of the successors and assigns of the parties hereto but shall not be assigned by any party without the prior written consent of the other party.


10.  NOTICES AND OTHER COMMUNICATION
     -------------------------------

10.1 Any notice required or permitted to be given hereunder shall be given in writing in the English language delivered personally or sent by post (airmail if overseas) or by telex or facsimile message to the party due to receive such notice at his or its address as set out below (or such other address as he or it may have notified to the other parties in accordance with this Clause).

10.2 For the purpose of delivery of notices under this Agreement, the address of the Vendor and the Purchaser are as stated in this Agreement except that in the case of notices to the Vendor, a copy of such notice shall be sent contemporaneously to 22/nd/ Floor, Hutchison House, 10 Harcourt Road, Hong Kong (Attention: The Company Secretary) and at facsimile number 852 2128 1778.

11.  COSTS AND EXPENSES
     ------------------

     Each party shall bear its own legal and professional fees, costs and expenses incurred in the negotiation, preparation and execution of this Agreement.


12.  STAMP DUTY
     ----------

     Stamp duty arising out of the sale and purchase of the Sale Shares shall be borne by the Vendor and the Purchaser hereto in equal shares.


13.  COUNTERPARTS
     ------------

     This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be the original, but all the counterparts shall together constitute one and the same instrument.


14.  GOVERNING LAW & JURISDICTION
     ----------------------------

     This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in all respects in accordance with the laws of the Hong Kong Special Administrative Region of the People's Republic of China ("Hong Kong SAR"), and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong SAR Courts.

IN WITNESS whereof the parties hereto have executed this Agreement the day and year first above written.


SIGNED by Susan Chow          )
                              )
for and on behalf of          )/s/ Susan Chow
Namble Limited                )
in the presence of :-         )

LAM SIN YU, BERNADINE
SOLICITOR HONG KONG SAR

/s/ Lam Sin Yu, Bernadine

SIGNED by Allan Yap           )
                              )
for and on behalf of          ) /s/ Allan Yap
Powervote Technology Limited  )
in the presence of :-         )
/s/ Maggie Ho
    Maggie Ho
                                       7